Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code, Michael M. Morrissey, Ph.D., the President and Chief Executive Officer of Exelixis, Inc. (the “Company”), and Christopher J. Senner, the Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1.     The Company’s Annual Report on Form 10-K for the period ended January 1, 2016, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.     The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 29th day of February 2016.

/s/ MICHAEL M. MORRISSEY	/s/ CHRISTOPHER J. SENNER
Michael M. Morrissey, Ph.D.	Christopher J. Senner
President and Chief Executive Officer (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)